Exhibit 10.26

SITIME CORPORATION

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

THIS AMENDMENT NO. 1 TO CONSULTING AGREEMENT(“Amendment”) is entered into as of December 30, 2021 (the “Effective Date”) by and between Akira Takata (“Consultant”) and SiTime Corporation with its principal place of business at 5441 Patrick Henry Drive, Santa Clara 95054, USA (“Company”).

RECITALS

WHEREAS, Company and Consultant previously entered into a Consulting Agreement dated May 15, 2021 (the “Agreement”);

WHEREAS, the parties desire to amend the Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.
Section 10.1 is hereby amended and restated as follows:

“10.1 Term. The initial term of this Agreement is until December 31, 2022, unless earlier terminated as provided in this Agreement.”

2.
Project Assignment #1 Under Consulting Agreement, which is Exhibit A to the Agreement, is hereby amended and restated as set forth in Exhibit A attached hereto.
3.
Unless otherwise amended in this Amendment, the original terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duty authorized representatives.

SiTime Corporation

/s/ Lionel Bonnot

By: Lionel Bonnot

Title: EVP Sales & BD

Akira Takata

/s/ Akira Takata

Signature

EXHIBIT A

Amended and Restated Project Assignment #1 Under Consulting Agreement

Project:

Consultant will render the following services to Client as Client may from time to time request:

- Assistance with sales organization and recruiting in Japan;

- Assistance with introductions to key distributor management teams; and

- Make introductions to Tier 1 Japanese customers.

Fees And Reimbursement:

Cash Fee: $5,000 per month(pro rata for any partial month).

Equity Fee: Subject to approval by Client’s Board of Directors or a Committee thereof, the Client anticipates granting Consultant a restricted stock unit award for 500 shares of the Client’s common stock (the “First Award”). The anticipated First Award will be governed by the terms and conditions of the Client’s 2019 Stock Incentive Plan (the “Plan”) and Consultant’s grant agreement, and vest on the November 20, 2021, subject to Consultant’s Continuous Service (as defined in the Plan) as of such date. Subject to approval by Client’s Board of Directors or a Committee thereof, the Client anticipates granting Consultant an additional restricted stock unit award for 300 shares of the Client’s common stock (the

“Second Award”). The anticipated Second Award will be governed by the terms and conditions of the Plan and Consultant’s grant agreement, and vest on the November 20, 2022, subject to Consultant’s Continuous Service (as defined in the Plan) as of such date.

Consultant will be reimbursed for third party expenses (at cost) if approved in writing in advance by Client. Consultant will invoice Client monthly for services and expenses and will provide such reasonable receipts or other documentation of expenses as Client might request, including copies of time records. Payment terms: Client will be invoiced on the first day of each month for services rendered and expenses incurred during the previous month.